UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2023 two

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 954-9665

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

This section describes the material provisions of the Business Combination Agreement (as defined below) and certain related documents, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is filed herewith as Exhibit 2.1. Unless otherwise defined herein, capitalized terms used below have the meanings given to them in the Business Combination Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On August 15, 2023, two, a Cayman Islands exempted company limited by shares (“TWOA” or the “Company”), announced the execution of a definitive business combination agreement (as may be amended, supplemented and/or restated from time to time in accordance with its terms, the “Business Combination Agreement”) with LatAm Logistic Properties S.A., a company incorporated under the laws of Panama (together with its successors, “LLP”), and, upon execution of a Joinder Agreement, each of a to-be-formed Cayman Islands exempted company with limited liability (“Pubco”), a to-be-formed Cayman Islands exempted company with limited liability to be a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and a to-be-formed company incorporated under the laws of Panama to be a wholly-owned subsidiary of Pubco (“Company Merger Sub”), for a proposed business combination among the parties (the “Business Combination”). Pursuant to the Business Combination Agreement, Pubco will serve as the parent company of each of TWOA and LLP following the consummation of the Business Combination.

Under the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), among other matters, pursuant to which, subject to the terms and conditions thereof, among other matters, (i) SPAC Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “SPAC Merger”), and, in connection therewith, each issued and outstanding security of the Company immediately prior to the effective time of the Mergers (as defined below) (the “Effective Time”) will no longer be outstanding and will automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, (ii) Company Merger Sub will merge with and into LLP, with LLP continuing as the surviving entity (the “Company Merger”, and, together with the SPAC Merger, the “Mergers”), and, in connection therewith, the shares of LLP issued and outstanding immediately prior to the Effective Time will be cancelled in exchange for the right of the holders thereof to receive ordinary shares of Pubco (“Pubco Ordinary Shares”), and (iii) as a result of the foregoing, the Company and LLP each will become wholly-owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and the documents and agreements ancillary to the Business Combination Agreement (the “Ancillary Documents”) and in accordance with applicable law (collectively, the “Transactions”).

Consideration

The total consideration to be paid by Pubco to LLP’s shareholders at the Closing (the “Merger Consideration”) will be an amount equal to $286,000,000. The Merger Consideration will be payable in new Pubco Ordinary Shares, each valued at a price per share equal to ten U.S. Dollars ($10.00). The Business Combination Agreement does not provide for any purchase price adjustments.

TWOA public shareholders who do not redeem their TWOA ordinary shares in connection with the Transactions will receive one Pubco Ordinary Share per TWOA ordinary share.

Representations and Warranties of the Parties

The Business Combination Agreement contains a number of representations and warranties made by the parties as of the date of such agreement or other specific dates solely for the benefit of certain of the parties to the Business Combination Agreement, in each case relating to, among other things, organization and qualification, governing documents, capitalization, authority, no conflicts and absence of litigation. These representations and warranties, in certain cases, are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means, with respect to any specified person or entity, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, customer relationships, operations, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder, in each case, subject to certain customary exceptions. The representations and warranties made by the parties are customary for transactions similar to the Transactions.

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach thereof.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary and other covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, including, but not limited to, covenants regarding: (i) the provision of access to the parties’ respective properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) the provision by LLP of PCAOB-audited financial statements of LLP and its subsidiaries (collectively, the “LLP Companies”); (iv) TWOA’s public filings; (v) no solicitation of, or entering into, any alternative competing transactions; (vi) no insider trading; (vii) notifications of certain breaches, consent requirements or other matters; (viii) efforts to consummate the Closing and obtain third party and regulatory approvals and efforts; (ix) further assurances; (x) public announcements; (xi) confidentiality; (xii) indemnification of directors and officers and tail insurance; (xiii) use of trust proceeds after the Closing; (xiv) efforts to support a transaction financing; (xv) requiring the Company to seek an extension of the deadline to consummate its initial business combination; (xvi) causing Pubco to enter into employment agreements with certain employees of LLP prior to the Closing; and (xvii) approving a new equity incentive plan for Pubco that will take effect following the Closing.

The parties also agreed to take all necessary actions to cause Pubco’s board of directors immediately following the Closing to consist of at least five and up to seven individuals, designated as follows: (i) one individual will be designated by TWOA prior to the Closing, who must be reasonably acceptable to LLP and qualify as independent under New York Stock Exchange (“NYSE”) rules, (ii) at least four and up to six individuals that will be designated by LLP prior to the Closing, one of whom will be the initial chairperson. A majority of the members of the Pubco board of directors following the Closing will qualify as independent directors under applicable NYSE rules. As of the Closing, the Pubco board of directors is expected to be divided into three classes with staggered terms of three years each.

TWOA and Pubco also agreed to jointly prepare with the assistance of LLP, and Pubco will file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form F-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of Pubco to be issued to the shareholders of TWOA and LLP, respectively, and containing a proxy statement for the purpose of soliciting proxies from the shareholders of TWOA for the approval of the Business Combination Agreement and the matters relating to the Transactions to be acted on at the general meeting of the shareholders of TWOA and providing such shareholders an opportunity to have their TWOA Class A ordinary shares redeemed in connection with the Closing in accordance with TWOA’s governing documents (the “Closing Redemption”).

The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of TWOA’s shareholders; (ii) LLP shareholder approval (although LLP shareholders with sufficient ownership to approve the Transactions have entered into a Voting Agreement (as defined below) in support of the Transactions concurrently with the execution of the Business Combination Agreement); (iii) obtaining any material regulatory approvals and third-party consents; (iv) no law or order preventing or prohibiting the Transactions; (v) either TWOA (immediately prior to the Closing) or Pubco (upon the consummation of the Closing) having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Closing Redemption and any transaction financing; (vi) appointment of the post-closing board of directors of Pubco in accordance with the Business Combination Agreement; (vii) Pubco having amended and restated its organizational documents in the form agreed by the parties; (viii) receipt of evidence that Pubco qualifies as a foreign private issuer; (ix) the effectiveness of the Registration Statement; and (x) the Pubco Ordinary Shares to be issued in connection with the Transactions having been approved for listing on the NYSE.

In addition, unless waived by LLP and Pubco, the obligations of LLP, Pubco and the Merger Subs to consummate the Transactions are subject to the satisfaction of the following Closing conditions, amongst others, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of TWOA being true and correct on and as of the Closing (subject to Material Adverse Effect); (ii) TWOA having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to TWOA since the date of the Business Combination Agreement which is continuing and uncured; (iv) certain Ancillary Documents being in full force and effect as of the Closing; (v) TWOA and Pubco having cash and cash equivalents, including funds remaining in TWOA’s trust account (after giving effect to the completion and payment of the Closing Redemption) and the proceeds of certain types of common equity transaction financing (including certain types of transaction financing at LLP and its subsidiaries), less the cash transaction expenses of LLP and TWOA and the amount of any TWOA loans from its shareholders, officers or directors, equal to or exceeding $25,000,000 at the Closing; (vi) TWOA having complied with its obligations under the Sponsor Letter Agreement (as defined below); and (vii) receipt by LLP of the Registration Rights Agreement and the Founder Registration Rights Agreement Amendment (each as defined below).

Unless waived by TWOA, the obligations of TWOA to consummate the Transactions are subject to the satisfaction of the following Closing conditions, amongst others, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of LLP and Pubco being true and correct on and as of the Closing (subject to Material Adverse Effect on LLP or Pubco); (ii) LLP, Pubco and the Merger Subs having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to LLP or Pubco since the date of the Business Combination Agreement which is continuing and uncured; (iv) certain Ancillary Documents being in full force and effect from the Closing; (v) receipt by TWOA of the Registration Rights Agreement and the Founder Registration Rights Agreement Amendment duly executed by the parties thereto; (vi) any issued and outstanding convertible securities of LLP having been terminated without any consideration or liability; and (vii) if applicable, certain contracts involving the LLP Companies having been terminated with no obligation or liability.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either TWOA or LLP if the conditions to the Closing set forth in the Business Combination Agreement (the majority of which are summarized above) are not satisfied or waived by December 31, 2023 (the “Outside Date”), provided that if TWOA seeks and obtains an extension to consummate its business combination beyond TWOA’s current deadline of January 1, 2024, each of TWOA and LLP has the right by providing written notice thereof to the other party to extend the Outside Date for one or more additional periods equal in the aggregate to three additional months.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior to the Closing, including, among other reasons: (i) by mutual written consent of TWOA and LLP; (ii) by either TWOA or LLP if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by LLP for the uncured breach of the Business Combination Agreement by TWOA, such that the related Closing condition would not be met; (iv) by TWOA for the uncured breach of the Business Combination Agreement by LLP, Pubco or a Merger Sub, such that the related Closing condition would not be met; (v) by either TWOA or LLP if TWOA holds its shareholders’ meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; (vi) by TWOA if there has been a Material Adverse Effect on LLP or Pubco which is uncured or continuing; (vii) by LLP if there has been a Material Adverse Effect on TWOA which is uncured or continuing; and (viii) by LLP if TWOA’s Class A ordinary shares have become delisted from the NYSE and are not relisted on the NYSE or the Nasdaq Capital Market within 90 days after such delisting.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to confidentiality, effect of termination, fees and expenses, trust fund waiver, miscellaneous and definitions to the foregoing) will terminate, no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination. Each party will bear its own expenses if the transaction does not close.

Trust Account Waiver

LLP, Pubco and the Merger Subs have agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in TWOA’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of the state and federal courts sitting in New York County, State of New York. Any disputes under the Business Combination Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, covenants and agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms, but it is not intended to provide any other factual information about TWOA, Pubco, LLP or any other party to the Business Combination Agreement. In particular, the representations and warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in TWOA’s or Pubco’s public disclosures.

Key Ancillary Documents

This section describes the material provisions of certain Ancillary Documents, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of these Ancillary Documents, copies of each of which are filed as exhibits hereto. Shareholders and other interested parties are urged to read such Ancillary Documents in their entirety.

Voting Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, TWOA and LLP have entered into a voting agreement (the “Voting Agreement”) with LLP’s majority shareholder, which holds voting power sufficient to approve the Transactions. Under the Voting Agreement, such LLP shareholder agreed, among other matters, to vote all of such LLP shareholder’s shares of LLP in favor of the Business Combination Agreement and the Transactions, and to otherwise take (or not take, as applicable) certain other actions in support of the Business Combination Agreement and the Transactions and the other matters to be submitted to the LLP shareholders for approval in connection with the Transactions, in the manner and subject to the conditions set forth in the Voting Agreement. The Voting Agreement prevents transfers of the LLP shares held by such LLP shareholder party thereto between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the terms of the Voting Agreement.

The foregoing description of the Voting Agreement is subject to and qualified in its entirety by reference to the full text of the form of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-Up Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, LLP’s majority shareholder entered into a lock-up agreement with TWOA (and upon its formation, Pubco will sign a joinder to become party thereto) (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, such LLP shareholder agreed not to, during the period commencing from the Closing and ending on the 12-month anniversary of the Closing or earlier, if Pubco consummates a third-party tender offer, stock sale, liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property (and, with respect to 50% of the shares, subject to early release if the last trading price of the Pubco Ordinary Shares equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 180 days after the Closing): (i) lend, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers, provided that the transferred shares shall continue to be subject to the Lock-Up Agreement).

The foregoing description of the Lock-Up Agreements is subject to and qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment to Insider Letter Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement or shortly thereafter, HC PropTech Partners III, LLC, a Delaware limited liability company and TWOA’s current sponsor (the “Sponsor”), TWOA’s original sponsor, and certain other TWOA shareholders entered into an amendment to the insider letter agreement (the “Insider Letter”) entered into in connection with TWOA’s initial public offering (the “Amendment to Letter Agreement”). The Amendment to Letter Agreement (i) adds Pubco as a party to the Insider Letter (and upon its formation, Pubco will sign a joinder to become a party thereto), (ii) revises the terms of the Insider Letter to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of Pubco Ordinary Shares in exchange for the ordinary shares of TWOA, (iii) amends the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreement described above, and (iv) provides LLP with the ability to enforce prior to the Closing the lock-up and voting provisions of the Insider Letter. TWOA has committed to cause additional shareholders of TWOA to execute the Amendment to Letter Agreement following the signing of the Business Combination Agreement and prior to the Closing.

The foregoing description of the Amendment to Letter Agreement is subject to and qualified in its entirety by reference to the full text of the Amendment to Letter Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Registration Rights Agreement

At or prior to the Closing, certain LLP shareholders will enter into a registration rights agreement (the “Registration Rights Agreement”) with Pubco and TWOA, in form and substance to be mutually agreed by LLP and TWOA (each acting reasonably), pursuant to which, among other matters, Pubco will agree to undertake certain registration obligations in accordance with the Securities Act and such shareholders will be granted customary demand and piggyback registration rights.

Founder Registration Rights Agreement Amendment

At or prior to the Closing, Pubco, TWOA and the Sponsor (as well as any other parties necessary to effect such amendment) will enter into an amendment, in form and substance to be mutually agreed by LLP and TWOA (each acting reasonably), to the registration rights agreement (the “Founder Registration Rights Agreement Amendment”) entered into by TWOA and its original sponsor at the time of TWOA’s initial public offering (the “Founder Registration Rights Agreement”). Under the Founder Registration Rights Agreement Amendment, the Founder Registration Rights Agreement will be amended to, among other things, add Pubco as a party and reflect the issuance of Pubco Ordinary Shares pursuant to the Business Combination Agreement, and to reconcile with the provisions of the Registration Rights Agreement.

Sponsor Letter Agreement

In connection with the Business Combination Agreement, the Sponsor and LLP entered into a letter agreement (and upon its formation, Pubco will sign a joinder to become party thereto) (the “Sponsor Letter Agreement”), pursuant to which the Sponsor agreed that, with respect to the 3,852,611 TWOA Class B ordinary shares that it owns (together with any Pubco Ordinary Shares issued in exchange therefor in the SPAC Merger, the “Sponsor Founder Shares”), it will (i) retain a number of such Sponsor Founder Shares (the “Retained Sponsor Shares”) equal to 2,652,611 shares (the “Baseline Retained Founder Shares”), plus 0.048 Sponsor Founder Shares for each dollar of Additional Capital above $25,000,000 (up to a maximum amount equal to the total 3,852,611 Sponsor Founder Shares less any Additional Transferred Shares (as defined below), and any such Sponsor Founder Shares not retained (the “Non-Retained Founder Shares”) will be surrendered by the Sponsor to Pubco as of the Closing, and (ii) if TWOA seeks an amendment of its organizational documents to extend its deadline to consummate a business combination beyond January 1, 2024, the Sponsor will agree to transfer to TWOA’s public shareholders or surrender and cancel up to the number of Sponsor Founder Shares set forth in the Sponsor Letter Agreement (the “Additional Transferred Shares”) as necessary in order to obtain such extension, and the Baseline Retained Founder Shares will be increased by one share for each two Additional Transferred Shares.

The foregoing description of the Sponsor Letter Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Additional Information About the Transaction and Where to Find It

This Current Report on Form 8-K relates to a proposed Business Combination between the Company and LLP. This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Business Combination, the parties intend to file the Registration Statement with the SEC, which will include a preliminary proxy statement of the Company and a preliminary prospectus of Pubco, and after the Registration Statement is declared effective, the Company will mail a definitive proxy statement/prospectus relating to the Business Combination to its shareholders. This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. LLP’S AND THE COMPANY’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT LLP, THE COMPANY, PUBCO AND THE BUSINESS COMBINATION. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to shareholders of the Company as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: two, 195 US HWY 50, Suite 208, Zephyr Cove, NV 89448; Tel: (310) 954-9665.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers of the Company is contained in the Company’s Current Reports on Form 8-K filed with the SEC on April 6, 2023 and May 3, 2023, which are available free of charge at the SEC’s website at www.sec.gov, or by directing a request to: two, 195 US HWY 50, Suite 208, Zephyr Cove, NV 89448; Tel: (310) 954-9665. Additional information regarding the interests of such participants will be set forth in the Registration Statement when available.

LLP and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Non-Solicitation

This Current Report on Form 8-K does not constitute, and should not be construed to be, a proxy statement or the solicitation of a proxy, solicitation of any vote or approval, consent or authorization with respect to any securities or in respect of the proposed Business Combination described herein and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that may be considered forward-looking statements within the meaning of federal securities laws. Forward-looking statements include, without limitation, statements about future events or LLP’s, the Company’s or Pubco’s future financial or operating performance. For example, statements regarding anticipated growth in the industry in which LLP operates and anticipated growth in demand for LLP’s products and solutions, the anticipated size of LLP’s addressable market and other metrics, statements regarding the benefits of the Business Combination, and the anticipated timing of the completion of the Business Combination are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements regarding future events and the future results of LLP and the Company are based on current expectations, estimates, forecasts, and projections about the industry in which LLP operates, as well as the beliefs and assumptions of LLP’s management and the Company’s management. These forward-looking statements are only predictions and are subject to known and unknown risks, uncertainties, assumptions and other factors beyond LLP’s or the Company’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, LLP’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and LLP therefore cautions against relying on any of these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by LLP and its management, the Company and its management, and Pubco and its management as the case may be, are inherently uncertain and are inherently subject to risks variability and contingencies, many of which are beyond LLP’s, the Company’s or Pubco’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (ii) the outcome of any legal proceedings that may be instituted against LLP, the Company, Pubco or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain consents and approvals of the shareholders of the Company, to obtain financing to complete the Business Combination or to satisfy other conditions to closing, or delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Business Combination Agreement; (iv) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (v) LLP’s ability to manage growth; (vi) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (vii) the risk that the Business Combination disrupts current plans and operations of LLP as a result of the announcement and consummation of the Business Combination; (viii) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Pubco or LLP to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (ix) costs related to the Business Combination; (x) changes in applicable laws, regulations, political and economic developments; (xi) the possibility that LLP or Pubco may be adversely affected by other economic, business and/or competitive factors; (xii) LLP’s estimates of expenses and profitability; (xiii) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated shareholder redemptions, purchase price and other adjustments; and (xiv) other risks and uncertainties set forth in the filings by the Company or Pubco with the SEC. There may be additional risks that neither LLP nor the Company presently know or that LLP and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements made by or on behalf of LLP or the Company speak only as of the date they are made. Neither LLP nor the Company undertakes any obligation to update any forward-looking statements to reflect any changes in their respective expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

2.1*	Business Combination Agreement, dated August 15, 2023, by and among two, LatAm Logistic Properties S.A., and, upon execution of a joinder agreement, each of a to-be-formed Cayman Islands exempted company with limited liability referred to as Pubco, a to-be-formed Cayman Islands exempted company with limited liability to be a wholly-owned subsidiary of Pubco, and a to-be-formed company incorporated under the Laws of Panama to be a wholly-owned subsidiary of Pubco.
10.1	Voting Agreement, dated August 15, 2023, by and among two, LatAm Logistic Properties S.A., and JREP I Logistics Acquisition, L.P.
10.2	Lock-Up Agreement, dated August 15, 2023, by and among two, JREP I Logistics Acquisition, L.P., and, upon execution of a joinder agreement, a to-be-formed Cayman Islands exempted company with limited liability referred to as Pubco.
10.3	Amendment to Letter Agreement made and entered into as of August 15, 2023, by and among two, HC PropTech Partners III, LLC, two sponsor, and each of the shareholders of two listed on the signature pages thereto, and, upon execution of a joinder agreement, a to-be-formed Cayman Islands exempted company with limited liability referred to as Pubco.
10.4	Sponsor Letter Agreement, dated August 15, 2023, by and among HC PropTech Partners III, LLC, LatAm Logistic Properties S.A., and, upon execution of a joinder agreement, a to-be-formed Cayman Islands exempted company with limited liability referred to as Pubco.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2023

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By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer